Exhibit 99.1

Tron Inc. Secures $18 Million Strategic Investment from Justin Sun, Founder of the TRON Blockchain

Winter Park, Florida, December 29, 2025-Tron Inc. (Nasdaq: TRON) (the “Company”), a publicly traded innovation company at the forefront of blockchain and digital assets, today announced a $18 million strategic equity investment from Justin Sun, founder of the TRON blockchain.

Black Anthem Limited entered into a stock purchase agreement with the Company to acquire restricted common stock at a price of $1.3775 per share, representing a significant long-term commitment by one of the most influential figures in the global blockchain industry.

The Company intends to deploy the proceeds to materially expand its TRX treasury portfolio, further solidifying Tron Inc.’s position as the leading publicly traded company aligned with the TRON ecosystem and one of the largest corporate holders of TRX.

Justin Sun is the founder of the TRON blockchain, one of the world’s largest decentralized networks by transaction volume and stablecoin settlement. His investment further aligns Tron Inc. with the core growth drivers of the global blockchain economy.

“This $18 million investment from Justin Sun is a powerful endorsement of Tron Inc.’s strategy, execution, and long-term vision,” said Rich Miller, Chief Executive Officer of Tron Inc. “We are aggressively positioning the Company to capitalize on the accelerating adoption of the TRON network, global blockchain-based payments, and Web3 infrastructure. This capital strengthens our balance sheet, expands our digital asset treasury, and enhances our ability to drive substantial long-term shareholder value.”

Tron Inc. believes this strategic investment significantly enhances its credibility within both public equity markets and the digital asset industry, while reinforcing its commitment to disciplined capital allocation and opportunistic growth.

About Tron Inc.

Tron Inc. is a publicly traded company pioneering blockchain-integrated treasury strategies. As the public company with the largest TRON (TRX) tokens holdings, Tron Inc. is committed to transparency, and the adoption of decentralized finance for long-term value creation. In addition, through its wholly owned subsidiary, the Company designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of the Company’s products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. The products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements include, but are not limited to, statements regarding the Company’s continued expansion into blockchain-powered treasury holdings and long-term vision to build shareholder value through innovation and strategic leadership. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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